Exhibit 3.131
Elaine N. Walker
Secretary of State
Certificate
     I, Elaine N. Walker, Secretary of State for the Commonwealth of Kentucky, do hereby certify that the foregoing writing has been carefully compared by me with the original thereof, now in my official custody as Secretary of State and remaining on file in my office, and found to be a true and correct copy of
ARTICLES OF INCORPORATION OF
KENTUCKY PHYSICIAN SERVICES, INC. FILED AUGUST 26,1998;
STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT OR BOTH FILED MAY 9, 2001;
STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT OR BOTH FILED FEBRUARY 11, 2002;
STATEMENT OF CHANGE OF REGISTERED AGENT NAME/ADDRESS FILED SEPTEMBER 16, 2008;
STATEMENT OF CHANGE OF REGISTERED AGENT NAME/ ADDRESS FILED APRIL 19, 2010.
     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Official Seal at Frankfort, Kentucky, this 14th day of March, 2011.

/s/ Elaine N. Walker
Elaine N. Walker
Secretary of State Commonwealth of Kentucky dwilliams/0461241 — Certificate ID: 110963

RECEIVED & FILED
98 AUG 26 PM 12:08
JOHN Y. BROWN III
SECRETARY OF STATE
[ILLEGIBLE]

ARTICLES OF INCORPORATION
OF
KENTUCKY PHYSICIAN SERVICES, INC.
     The undersigned, being an individual, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a corporation for profit pursuant to the provisions of the Kentucky Business Corporation Act.
     FIRST: The corporate name for the corporation (hereinafter called the “corporation”) is
KENTUCKY PHYSICIAN SERVICES, INC.
     SECOND: The number of shares which the corporation is authorized to issue is 1,000, all of which are of a par value of $1.00 dollars each and are of the same class and are to Common shares.
     THIRD: The street address of the initial registered office of the corporation in the Commonwealth of Kentucky is 421 West Main Street, Frankfort, Kentucky 40601.
     The name of the initial registered agent of the corporation at the said registered office is The Prentice-Hall Corporation System, Inc.
     FOURTH: The mailing address of the principal office of the corporation is:
One Park Plaza
Nashville, Tennessee 37023
     FIFTH: The name and the mailing address of the incorporator are:
Cynthia C. Greene            One Park Plaza
Nashville, TN 37203
     SIXTH: The purposes for which the corporation is organized, which shall include the authority of the corporation to engage in any lawful business, are as follows:
          To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, mixed property of any and all kinds, together with the components, resultants, and by-products thereof, to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge improve, and to aid or subscribe toward the construction, acquisition, or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements, and supplies necessary, or [ILLEGIBLE] lo, or connected with any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.
     To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold sell convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in, and dispose of real estate, real property, lands, multiple-dealing structures, houses, buildings, and other works and any interest or right therein; to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of as principal, agent broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, casements, privileges, closes in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held or disposed of, and to acquire, purchase, sell, assign, transfer, dispose of, and generative deal in and with, as principal, agent broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, constructing building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.
     To apply for, register, obtain, purchase, lease, take licenses in respect of, or otherwise acquire and to hold own use operate, develop, enjoy, turn to account grant licenses and arrangements as respect of, manufacture under and to introduce, sell, assign, mortgage, pledge, or otherwise dispose of, and in any manner deal with and contract with reference to:
     (a) mentions, devices, formulae, processes, and any improvements and certifications thereof;
     (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trademarks, trade symbols, and other indication or origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or [ILLEGIBLE] thereunto;
     (c) franchises, licenses, grams, and concessions.
     To have all of the general powers granted to corporations organized under the Kentucky Business Corporation Act, whether granted buy specific statutory authority or by construction of law

     SEVENTH: No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued if the same have been reacquired and if their reissue is not prohibited, and any and all of such rights and options may be granted by the Board of Directors to such individuals and entities, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.
     EIGHTH: The corporation shall, to the fullest extent permitted by the provisions of the Kentucky Business Corporation Act, as the same may be amended and supplemented, from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.
     NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of the Kentucky Business Corporation Act, and the same may be amended and supplemented.
     TENTH: Any action except the election of directors pursuant to KRS 271B.7-280 required or permitted by the provisions of the Kentucky Business Corporation Act to be taken at a shareholders’ meeting may be taken without a meeting and without prior notice if the action is taken by shareholders entitled to vote on the action representing not less than eighty percent (or such higher percentage required by any provision of the Kentucky Business Corporation Act) of the votes entitled to be cast; provided, that prompt notice of the taking of any action by shareholders without a meeting under this Article by less than unanimous written consent shall be given to those shareholders entitled to vote on the action who have not consented in writing.
     ELEVENTH; The duration of the corporation shall be perpetual.
     Signed on August 24,1998.

/s/ Cynthia C. Greene
Cynthia C. Greene, Incorporator

COMMONWEALTH OF KENTUCKY
JOHN Y. BROWN III
SECRETARY OF STATE
STATEMENT OF CONSENT OF REGISTERED AGENT
Pursuant to the provisions of KRS Chapter 271B, 273,275 or 362, the undersigned hereby consents to act as registered agent on behalf of the business entity named below and for that purpose submits the following statements:
1.	The business entity is ☑ a corporation (KRS 271B or KRS 273)
  ☐ a limited liability company (KRS 275)
  ☐ a limited partnership (KRS 362)
2.	The name of the business entity is KENTUCKY PHYSICIAN SERVICES, INC.

3.	The state or country of incorporation, organization or formation is KENTUCKY

4.	The name of the initial registered agent is THE PRENTICE-HALL CORPORATION SYSTEM, INC.

5.	The street address of the registered office address in Kentucky is
421 WEST MAIN STREET, FRANKFORT, KY 40601
         [ILLEGIBLE]                                                                                     City                                       State                                Zip Code

/s/ Karen B. Razer
Karen B. Rozer ASST SEC
Corporation Service Company Type or Print Name & Title of applicable Date: AUGUST 25, 1998
[ILLEGIBLE]                                                                             (See attachment Sheet for instructions)

JOHN Y. BROWN III
SECRETARY OF STATE

0461241.09 John Y. Brown III Secretary of State Received and Filed 05/09/2001 11:59 AM Fee Receipt: $10.00 Pcraine — P601
STATEMENT OF CHANGE OF REGISTERED OFFICE
OR REGISTERED AGENT OR BOTH
Pursuant to the provisions of Chapter 271 B or 273 of the Kentucky Revised Statutes the undersigned hereby applies to change the registered office or registered agent, or both on behalf of
Kentucky Physician Services, Inc.

(Exact name of corporation)
which is organized in the state of Kentucky, and for that purpose submits the following statements:

1. Name of current registered agent	2. Registered agent is hereby changed to

The Prentice-Hall Corporation System, Inc.	Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company

3. Address of Current Registered Office	4. Registered Office is hereby changed to

421 West Main Street Frankfort, KY 40601	421 West Main Street, Frankfort, Kentucky 40601

The street address of the registered office and the business office of the registered agent, as changed will be identical.

5. Signature of officer or chairman of the board	6. Consent of Registered Agent

/s/ William F. Carpenter III Signature and Title William F. Carpenter III Secretary Type of Print Name and Title Dated: 04/30/2001	Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company
(Print of type Name)
consent to serve as the registered agent on behalf of the corporation
By: [ILLEGIBLE]
BRAIN COURTNEY, ASST V.P
Type or Print & Title, if applicable
SSC-107(7/98)	(See attached sheet for instruction)

COMMONWEALTH OF KENTUCKY
JOHN Y. BROWN III
SECRETARY OF STATE

0461241.09 John Y. Brown III Secretary of State Received and Filed 02/11/2002 10:38 AM Fee Receipt: $10.00
STATEMENT OF CHANGE OF REGISTERED OFFICE OR AGENT, OR BOTH
Pursuant to the provisions of Chapter 271, B or 273 of the Kentucky Revised Statutes, the undersigned hereby applies to change the registered office or registered agent, or both on behalf of
Kentucky Physician Services, Inc.

[ILLEGIBLE]
which is organized in the state or country of Kentucky, and for that purpose submits the following statements:

1. Name of current registered agent	2. Registered agent is hereby changed to

CSC — Lawyers Incorporating Service Company	C T Corporation System

3. Address of Current Registered Office	4. Registered Office is hereby changed to

421 W. Main Street Frankfort, KY 40601	Kentucky Home Life Building Louisiville, Kentucky 40202

The street address of the registered office and the business office of the registered agent, as changed will be identical

5. Signature of Manager or Member	6. Consent of New Agent

/s/ William F. Carpenter III William F. Carpenter III Manager Date: 01/15/02	C T Corporation System consent to serve as the new registered agent on behalf of this limited liability company. [ILLEGIBLE]
SSC-107 (7/98)	(See attached sheet for instructions)

9/16/2008
0461241

# Commonwealth of Kentucky
# Trey Grayson, Secretary of State

P601
0461241.09
Trey Grayson
Secretary of State
Received and Filed
9/16/2008 6:00:00 PM
Fee receipt: $10.00

Division of Corporations
Business Filings

P. O. Box 718
Frankfort, KY 40602
(502) 564-2848
http://www.sos.ky.gov

## Statement of Change of Registered Agent Name/Address

Pursuant to the provisions of KRS chapters 271B, 273, 275, or 362 the undersigned hereby applies to change the registered office, registered agent, or both on behalf of

**KENTUCKY PHYSICIAN SERVICES, INC.**

**The current registered agent name and address for the organization is:**

CT CORPORATION SYSTEM
KENTUCKY HOME LIFE BUILDING
LOUISVILLE KY 40202

**The registered agent name and address for the organization is being changed to:**

C T Corporation System
4169 Westport Road
LOUISVILLE KY 40207

**Acknowledgements:**
I acknowledge that the registered agent entered above is a company authorized to do business in the state of Kentucky and that the signature below is of an individual authorized to sign for the registered agent.

**Consent of agent**

I declare that this filing has been examined by me and is, to the best of my knowledge and belief, true, correct, and complete. I consent to serve as the registered agent on behalf of this company.

Marie Hauer

This document was filed electronically via a batch update request.

4/19/2010
0461241

# Commonwealth of Kentucky
## Trey Grayson, Secretary of State

P601
0461241.09
Trey Grayson
Secretary of State
Received and Filed
4/19/2010 6:28:28 PM
Fee receipt: $10.00

Division of Corporations
Business Filings

P. O. Box 718
Frankfort, KY 40602
(502) 564-2848
http://www.sos.ky.gov

## Statement of Change of Registered Agent Name/Address

Pursuant to the provisions of KRS chapters 271B, 273, 275, or 362 the undersigned hereby applies to change the registered office, registered agent, or both on behalf of

**KENTUCKY PHYSICIAN SERVICES, INC.**

**The current registered agent name and address for the organization is:**

C T CORPORATION SYSTEM
4169 WESTPORT ROAD
LOUISVILLE KY 40207

**The registered agent name and address for the organization is being changed to:**

C T CORPORATION SYSTEM
306 W MAIN ST
SUITE 512
FRANKFORT KY 40601

**Acknowledgements:**
I acknowledge that the registered agent entered above is a company authorized to do business in the state of Kentucky and that the signature below is of an individual authorized to sign for the registered agent.

**Consent of agent**

I declare that this filing has been examined by me and is, to the best of my knowledge and belief, true, correct, and complete. I consent to serve as the registered agent on behalf of this company.

Marie Hauer

This document was filed electronically via a batch update request.